UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

INFINITY ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17204	20-3126427
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Boulevard, Suite 310, Overland Park, KS 66210

(Address of Principal Executive Offices) (Zip Code)

(913) 948-9512

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

On December 13, 2013, Infinity Energy Resources, Inc. (the “Company”) entered into a Stock Exchange Agreement (the “Agreement”) with Amegy Bank, N.A. (“Amegy”). Under the Agreement Amegy will exchange 130,000 shares of Series A Preferred Stock (the “Series A Preferred”) of the Company that it owns for 3,250,000 shares of Common Stock of the Company. Each share of Series A Preferred had a price of $100. Amegy also agreed to receive an additional 341,250 shares of Common Stock for $1,365,000, the amount of the accrued and unpaid dividends on the Series A Preferred. As a result the Company will issue a total of 3,591,250 new shares of Common Stock. The Common Stock to be issued in these transactions is valued at $4.00 per share. The transactions are expected to close before the end of December.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Agreement, the Company will issue 3,250,000 shares of its Common Stock to Amegy in exchange for 130,000 shares of Series A Preferred owned by Amegy and an additional 341,250 shares of Common Stock for the amount of the accrued and unpaid dividends on the Series A Preferred. The price of Series A Preferred was $100 per share and the Common Stock to be issued in the transactions is valued at $4.00 per share. As a result, the transactions are valued at $14,365,000.

In issuing the shares of Common Stock in exchange for the Series A Preferred the Company will rely on the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The Company will rely on the exemption from registration set forth in Section 4(2) of the Securities Act for issuance of the shares of Common Stock in lieu of the accrued and unpaid dividends on the Series A Preferred. The Company will not pay any compensation or fees to any party in connection with the issuance of the shares of Common Stock.

Item 3.03 Material Modification of Rights of Security Holders.

The exchange of the Series A Preferred for Common Stock will cancel the Series A Preferred and thus eliminate any future dividend accrual and liquidation preferences that the Series A Preferred had over the outstanding shares of Common Stock. In addition, all super majority voting rights that were attributable to the Series A Preferred will be terminated in connection with the cancellation of the Series A Preferred. Amegy will retain certain registration rights under the Investor Rights Agreement between the parties.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Stock Exchange Agreement between the Company and Amegy Bank, NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2013

Infinity Energy Resources, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Stock Exchange Agreement between the Company and Amegy Bank, NA.